Exhibit 99.1

FOR IMMEDIATE RELEASE

Gannett Co., Inc. Reports Fourth Quarter and Full Year Results

Reported Earnings per Diluted Share of $0.49, Non-GAAP Earnings per Diluted Share of $0.72

Net Cash Flow from Operating Activities Totaled $211 million

Free Cash Flow Totaled $203 million

Company-Wide Digital Revenues Increased 7 percent Year-Over-Year

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI), a leading international media and marketing solutions company, today reported fourth quarter and full year 2011 financial results. Highlights are summarized below:

•	Earnings per diluted share, on a GAAP (generally accepted accounting principles) basis were $0.49 for the fourth quarter of 2011 compared to $0.72 for the fourth quarter last year.

•	Earnings per diluted share from continuing operations for the 2011 fiscal year were

$1.89 compared to $2.35 for 2010.

•	Excluding special items in 2011 and 2010, fourth quarter earnings per diluted share were $0.72 compared to $0.83 for the same quarter in 2010.

•	Earnings per diluted share excluding special items for the 2011 fiscal year were $2.13.

Gracia Martore, president and chief executive officer, said, “During a period of weak economic growth, Gannett once again differentiated itself within the media industry by delivering solid profitability across each of our market-leading business segments – publishing, broadcast and digital – as well as free cash flow of $775 million in 2011. Gannett’s strong balance sheet and cash generation give us the flexibility to execute our growth strategy and successfully compete in the digital era while paying down debt and returning capital to shareholders.”

Martore continued, “In the fourth quarter, we continued to leverage our local media franchises and iconic national brands across multiple platforms, reinventing local journalism for the digital age and providing innovative marketing solutions for our advertisers. Revenue from our digital properties company-wide rose to 21 percent of total revenue in the quarter. Excluding even-year political advertising, core broadcast revenues were up strongly in the 2011 fourth quarter. We are positioning for growth in print and digital media through new subscription models delivered across platforms, capturing opportunities in adjacent businesses, and continuing to focus on operational efficiencies.”

Results for the fourth quarter of 2011 include special efficiency driven charges affecting operating income related to workforce restructuring and facility consolidations which totaled $63.6 million ($40.1 million after-tax or $0.17 per share). These charges involve properties in the U.S. and the UK, the largest of which relates to the transfer of production activities for The Cincinnati Enquirer to a third-party printer in Columbus, Ohio. Incremental charges for the disability-related retirement of the company’s former chairman and chief executive officer, which totaled $14.7 million ($8.8 million after-tax or $0.04 per share), were also recorded against operating income in the fourth quarter.

In non-operating income, special charges related to the impairment of certain minority-owned investments totaled $28.4 million ($17.2 million after-tax or $0.07 per share) for the quarter. In addition, a special tax benefit of $10.7 million or $0.04 per share was recorded relating to prior year business impairment charges for which no tax benefit could have previously been taken.

(more)

Results for the 2011 fiscal year include special charges affecting operating income associated with workforce restructuring, facility consolidations and asset impairments as well as incremental charges for the disability-related retirement of the company’s former chairman and chief executive officer totaling $115.9 million ($72.0 million after-tax or $0.30 per share). Special charges related to the impairment of certain minority-owned investments affecting non-operating income totaled $30.3 million ($18.3 million after-tax or $0.08 per share). The company realized special net tax benefits of $30.8 million ($0.13 per share) related to a tax settlement covering multiple years and a tax benefit for prior business impairment charges for which no tax benefit would have previously been taken.

Results for the fourth quarter of 2010 included $40.3 million of special charges associated with workforce restructuring, facility consolidations and asset impairments ($26.4 million after-tax or $0.11 per share). Results for the 2010 fiscal year included $71.4 million of special charges associated with workforce restructuring, facility consolidations and asset impairments ($49.7 million after-tax or $0.21 per share), a $28.7 million ($0.12 per share) net tax benefit due primarily to the expiration of statutes of limitations and the release of certain reserves related to the sale of a business in a prior year, and a $2.2 million ($0.01 per share) tax charge related to healthcare reform legislation.

Amounts reported in accordance with GAAP are contained in Tables 1 through 4. Certain amounts and comparisons included in the following discussion of GAAP results are supplemented by discussions which exclude the effect of special items. Details of these special items and their effect on GAAP results are included on the Non-GAAP Financial Information Tables 5 through 10 attached to this news release. The company’s basis for providing discussions of non-GAAP results is noted below.

CONTINUING OPERATIONS

Net income attributable to Gannett was $116.9 million in the fourth quarter in 2011. Net income attributable to Gannett on a non-GAAP basis totaled $172.4 million. Reported operating income was $212.3 million while non-GAAP operating income was $290.6 million. Operating cash flow (a non-GAAP term defined as operating income plus special items, depreciation and amortization) totaled $339.2 million in the quarter.

Reported operating revenues for the company totaled $1.39 billion in the fourth quarter compared with $1.46 billion in the fourth quarter last year, a decline of 5.1 percent, in part reflecting the virtual absence of $52.4 million of political advertising achieved in 2010’s fourth quarter. Strong revenue results at CareerBuilder drove an increase in Digital segment revenue of over 9 percent. Higher retransmission revenue and non-political advertising in the Broadcasting segment partially offset significantly lower political advertising compared to the fourth quarter last year. Publishing segment revenues were lower reflecting the impact on advertising demand of very slow economic growth.

Operating expenses including the special charges noted above totaled $1.18 billion in the fourth quarter this year compared to $1.15 billion in the fourth quarter last year. On a non-GAAP basis, operating expenses totaled $1.10 billion, a decline of 1.5 percent compared to the fourth quarter a year ago reflecting continuing company-wide cost control and efficiency efforts. Non-GAAP operating expenses in the Publishing and Broadcast segments declined while higher Digital segment expenses were triggered by sales incentives and bonus costs associated with significantly higher revenue at CareerBuilder and the cost of new initiatives and product development at other Digital segment businesses.

(more)

Reported operating revenues for the full year totaled $5.24 billion compared to $5.44 billion a year ago, a decline of 3.7 percent. Digital segment revenues were 11.0 percent higher. Broadcast revenues were 6.1 percent lower reflecting primarily the near absence of $107 million of ad spending related to the elections and the Winter Olympic Games achieved in 2010. Publishing segment revenues were 5.4 percent lower reflecting the impact of the soft economy on advertising demand. Operating expenses on a non-GAAP basis were 1.8 percent lower reflecting company-wide efficiency efforts. Declines in Publishing and Broadcasting operating expenses were offset partially by an increase in Digital segment expenses related to revenue growth and new initiatives. On a non-GAAP basis, operating income in 2011 was $946.7 million and net income attributable to Gannett was $518.2 million.

On July 18, 2011, the company’s Board of Directors authorized the resumption of share repurchases under the $1 billion share repurchase program originally approved on July 25, 2006. The purchase of approximately 2.3 million shares was completed during the quarter for $25 million. Current authority remaining under the program is approximately $756 million.

PUBLISHING

Publishing segment operating revenues totaled $1.01 billion for the quarter, a decline of 5.3 percent compared to the fourth quarter in 2010 reflecting the impact of continuing soft economies in the U.S. and UK on advertising demand. Digital revenues in the Publishing segment were up 6.9 percent in the quarter.

Advertising revenues were $670.7 million in the quarter compared to $722.3 million in the fourth quarter last year. Advertising revenues in the U.S. declined 7.3 percent while at Newsquest, the company’s operations in the UK, advertising revenues were 5.5 percent lower, in pounds. Year-over-year comparisons in the fourth quarter for U.S. operations were better relative to the third quarter comparisons including improvements in all major categories. Ad revenue percentage changes for these categories for the publishing segment for the quarter were as follows:

Fourth Quarter 2011 Year-over-Year Comparisons

	September 30,	September 30,	September 30,	September 30,
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment
Retail	(5.8%)	(5.3%)	(5.8%)	(5.8%)
National	(10.1%)	7.1%	(9.1%)	(9.1%)
Classified	(8.4%)	(7.9%)	(8.3%)	(8.4%)

	(7.3%)	(5.5%)	(7.1%)	(7.1%)

National advertising declined 9.1 percent in the quarter as soft advertising demand at USA TODAY was partially offset by higher national revenues at Newsquest. Fourth quarter national advertising comparisons were over 6 percentage points better than third quarter comparisons. At USA TODAY, increases in several categories including telecommunications, credit cards and automotive were offset by declines in the travel, entertainment and technology categories.

The company’s cross platform sales efforts and its partnership with Yahoo! resulted in an increase of almost 7 percent in Publishing segment digital revenues (included in all of the categories above). Online revenues in domestic publishing operations were up almost 7 percent and were almost 11 percent higher (in pounds) at Newsquest.

(more)

Classified advertising at our domestic publishing operations declined 8.4 percent in the quarter due, in part, to the soft economy. Employment advertising in the U.S. was down less than a half percent compared to the fourth quarter last year and was positive in December. Automotive was 4.8 percent lower, a sequential improvement from the third quarter. Although the real estate category was 15.2 percent lower in the quarter reflecting national housing market issues, fourth quarter comparisons were almost 5 percentage points better than third quarter comparisons. Classified advertising comparisons, in pounds, at Newsquest were better relative to third quarter comparisons due primarily to a 7 percentage point improvement in employment advertising and a 4 percentage point improvement in real estate advertising.

The percentage changes in the classified categories for the fourth quarter of 2011 were as follows:

Fourth Quarter 2011 Year-over-Year Comparisons

	September 30,	September 30,	September 30,	September 30,
	U.S. Publishing	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment
Automotive	(4.8%)	(15.7%)	(6.3%)	(6.5%)
Employment	(0.4%)	(7.0%)	(2.4%)	(2.6%)
Real Estate	(15.2%)	(7.4%)	(12.6%)	(12.9%)
Legal	(17.2%)	—	(17.2%)	(17.2%)
Other	(10.4%)	(5.5%)	(8.8%)	(9.0%)

	(8.4%)	(7.9%)	(8.3%)	(8.4%)

Reported Publishing segment operating expenses totaled $893.0 million in the quarter, relatively unchanged from $890.9 million in the fourth quarter last year. On a non-GAAP basis, Publishing segment operating expenses were $830.0 million, down 2.9 percent from $854.9 million in the same quarter last year. The decline was driven by the impact of operating efficiency efforts as well as facility consolidations in prior quarters. Newsprint expense was down 8.4 percent in the quarter as a 1.5 percent increase in newsprint usage prices was offset by a consumption decline of 9.8 percent. For the first quarter of 2012, the company expects its newsprint expense will again be below year ago levels.

Reported Publishing segment operating income totaled $113.4 million. On a non-GAAP basis, Publishing segment operating income was $176.4 million in the quarter and operating cash flow totaled $205.3 million.

BROADCASTING

Broadcasting revenues (which include Captivate) totaled $199.8 million in the quarter, a decline of $32.9 million compared to $232.8 million in the fourth quarter last year due primarily to significantly lower political advertising.

Television revenues were $192.4 million, $27.9 million lower compared to $220.2 million last year, reflecting a net decrease of $47.5 million in politically related advertising demand. Total adjusted television revenues, defined to exclude the incremental impact of the even year political ad demand, were up 11.3 percent. The increase was due, in part, to a significant increase in auto advertising in the quarter.

(more)

Retransmission revenues totaled $21.4 million, an increase of 30.3 percent while television station digital revenues were 19.3 percent higher. Based on current trends we expect the percentage increase in total television revenues for the first quarter of 2012 to be in the high single digits compared to the first quarter of 2011.

Broadcasting segment operating expenses were $110.1 million in the quarter, down 5.9 percent. On a non-GAAP basis, operating expenses were 6.0 percent lower. Reported operating income was $89.7 million, a decline of 22.5 percent. Operating cash flow totaled $97.3 million, a decline of just $26.5 million despite significantly lower political advertising.

DIGITAL

Digital segment operating revenues were 9.4 percent higher in the quarter and totaled $181.5 million due primarily to strong revenue growth at CareerBuilder. Digital Segment operating expenses increased 10.6 percent to $142.8 million reflecting significantly higher sales incentive and bonus costs associated with higher revenue levels for CareerBuilder. Due to substantially higher year-over-year revenue as the quarter progressed, a significant number of sales personnel exceeded their annual sales goals very late in the quarter, and were therefore entitled to incremental commissions and bonuses. There were also incremental costs for new initiatives and new product development by PointRoll and ShopLocal. These incremental costs for CareerBuilder, PointRoll and ShopLocal together totaled approximately $9 million for the quarter. Digital segment operating income was 5.3 percent higher on a reported basis and was up 2.5 percent on a non-GAAP basis. Operating cash flow was $46.6 million, an increase of 3.2 percent.

Digital revenues company-wide, including the Digital segment and all digital revenues generated by the other business segments, totaled $290.3 million, an increase of 6.5 percent. Digital revenues for the 2011 fiscal year were up 10.1 percent and totaled $1.1 billion, about 21 percent of total operating revenues.

At the end of the quarter, Gannett had about 120 domestic web sites affiliated with its local publishing and television markets, USA TODAY, Gannett Government Media and Gannett Healthcare Group. USATODAY.com is one of the most popular newspaper sites on the Web and the USA TODAY app is now a top news app with more than 11 million downloads including those across iPad, iPhone, Android and Windows. In December, Gannett’s consolidated domestic Internet audience share was 50.8 million unique visitors reaching 23.0 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted 66.3 million monthly page impressions from approximately 8.7 million unique users in December 2011. CareerBuilder’s unique visitors in the fourth quarter averaged 21.2 million.

NON-OPERATING ITEMS

The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.

The reported equity loss in unconsolidated investees totaled $5.8 million in the quarter compared to income of $4.1 million in the fourth quarter last year. The decline is principally due to non-cash impairment charges totaling $13.9 million ($8.5 million after tax or $0.04 per share) for certain equity method business ventures. Absent impairment charges, the company’s equity earnings totaled $8.1 million, an increase of $1.3 million or 18.7 percent over last year on a comparable basis. Results for Classified Ventures were up about 63 percent for the quarter while newspaper partnership results were about 17 percent lower.

(more)

Interest expense totaled $40.8 million, an 11.8 percent decrease from $46.3 million for the fourth quarter last year. The decline was due to the impact of lower average debt balances offset, in part, by higher average interest rates.

For “Other non-operating items,” the company reported a loss of $14.9 million for the quarter, compared with income of $1.2 million last year. Non-cash impairment charges for minority-owned, cost method businesses totaled $14.5 million in the quarter ($8.7 million after tax or $0.04 per share). Absent these impairment charges, the non-operating loss would have been $325,000 for the quarter.

The company reported pre-tax income attributable to Gannett of $143.0 million for the fourth quarter, which includes the effects of the special operating and non-operating charges discussed above. Taxes provided on this income total $26.1 million, which represents an effective tax rate of 18.2 percent. This tax provision reflects the special benefit of $10.7 million relating to prior year business impairment charges for which no tax benefit could have previously been taken. Excluding the effects of this special item as well as the other special charges discussed above, the effective tax rate on pre-tax income attributable to Gannett was 31.0 percent, compared to 33.0 percent for the fourth quarter of 2010.

Net cash flow from operating activities was $211 million while free cash flow (a non-GAAP measure) totaled $203 million in the quarter. The balance of long term debt at year end was $1.76 billion, a reduction of $158 million during the fourth quarter. Total cash at the end of the year was $167 million.

* * * *

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.

In this earnings report, the company discusses non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, facility consolidation expenses, non-cash asset impairment charges, incremental charges associated with the company’s former chairman and chief executive officer’s disability related retirement and certain charges and credits to its income tax provision. The company believes that such expenses and tax items are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between periods and with peer group companies. Workforce restructuring and facility consolidation expenses primarily relate to incremental expenses the company has incurred to consolidate or outsource production processes and centralize other functions. These expenses include payroll and related benefit costs (including certain union pension costs) and accelerated depreciation. Non-cash asset impairment charges were recorded in 2011 and 2010 to reduce the book value of certain intangible assets and investments accounted for under the equity and cost methods to fair value, as the businesses underlying these assets had experienced significant and sustained unfavorable operating results. In addition, the company recorded a $20.1 million net tax benefit in the second quarter of 2011 related primarily to a tax settlement covering multiple years. In the fourth quarter of 2011, the company recorded a special $10.7 million tax benefit for currently deductible stock basis relating to prior year business impairment charges for which no tax benefit could have previously been taken.

(more)

A special $28.7 million net tax benefit in the second quarter of 2010 was due primarily to the expiration of the statutes of limitations and the accompanying release of tax reserves related to the sale of a business in a prior year. The first quarter of 2010 included a special $2.2 million tax charge related to healthcare reform legislation.

The company also discusses operating cash flow, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. This non-GAAP measure is calculated by adding amounts associated with the special expense items described above, as well as depreciation and amortization, to operating income as reported on a GAAP basis. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in its businesses, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons.

Tabular reconciliations for the non-GAAP financial measures are contained in Tables 5 through 10 attached to this news release.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company’s web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-800-967-7138 and international callers should dial 719-325-2431 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 9051644. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 9051644. Materials related to the call will be available through the Investor Relations section of the company’s web site Monday morning.

About Gannett

Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people – and the companies who want to reach them – with their interests and communities. For more information, visit www.gannett.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks,

(more)

trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:

Jeffrey Heinz

Director, Investor Relations

703-854-6917

jheinz@gannett.com

For media inquiries, contact:

Laura Dalton

Director, Corporate Communications

703-854-6089

ljdalton@gannett.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands (except per share amounts)

Table No. 1

	September 30,	September 30,	September 30,
	Thirteen	Thirteen
	weeks ended	weeks ended	% Inc
	Dec. 25, 2011	Dec. 26, 2010	(Dec)
Net Operating Revenues:
Publishing advertising	$670,749	$722,297	(7.1)
Publishing circulation	268,145	272,989	(1.8)
Digital	181,500	165,848	9.4
Broadcasting	199,835	232,779	(14.2)
All other	67,526	67,702	(0.3)

Total	1,387,755	1,461,615	(5.1)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	782,040	755,451	3.5
Selling, general and administrative expenses, exclusive of depreciation	331,741	310,366	6.9
Depreciation	40,768	44,410	(8.2)
Amortization of intangible assets	7,753	7,656	1.3
Facility consolidation and asset impairment charges	13,193	33,964	(61.2)

Total	1,175,495	1,151,847	2.1

Operating income	212,260	309,768	(31.5)

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	(5,797)	4,063	***
Interest expense	(40,831)	(46,308)	(11.8)
Other non-operating items	(14,854)	1,194	***

Total	(61,482)	(41,051)	49.8

Income before income taxes	150,778	268,717	(43.9)
Provision for income taxes	26,100	84,800	(69.2)

Net income	124,678	183,917	(32.2)
Net income attributable to noncontrolling interest	(7,738)	(9,782)	(20.9)

Net income attributable to Gannett Co., Inc.	$116,940	$174,135	(32.8)

Net income per share—basic	$0.49	$0.73	(32.9)

Net income per share—diluted	$0.49	$0.72	(31.9)

Weighted average number of common shares outstanding
Basic	237,219	238,883	(0.7)
Diluted	240,419	242,448	(0.8)

Dividends per share	$0.08	$0.04	100.0

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands (except per share amounts)

Table No. 2

	September 30,	September 30,	September 30,
	Fifty-two	Fifty-two
	weeks ended	weeks ended	% Inc
	Dec. 25, 2011	Dec. 26, 2010	(Dec)
Net Operating Revenues:
Publishing advertising	$2,511,025	$2,710,524	(7.4)
Publishing circulation	1,063,890	1,086,702	(2.1)
Digital	686,471	618,259	11.0
Broadcasting	722,410	769,580	(6.1)
All other	256,193	253,613	1.0

Total	5,239,989	5,438,678	(3.7)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,961,097	2,980,465	(0.6)
Selling, general and administrative expenses, exclusive of depreciation	1,223,485	1,187,633	3.0
Depreciation	165,739	182,514	(9.2)
Amortization of intangible assets	31,634	31,362	0.9
Facility consolidation and asset impairment charges	27,243	57,009	(52.2)

Total	4,409,198	4,438,983	(0.7)

Operating income	830,791	999,695	(16.9)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	8,197	19,140	(57.2)
Interest expense	(173,140)	(172,986)	0.1
Other non-operating items	(12,921)	111	***

Total	(177,864)	(153,735)	15.7

Income before income taxes	652,927	845,960	(22.8)
Provision for income taxes	152,800	244,013	(37.4)

Income from continuing operations	500,127	601,947	(16.9)
Loss from the operation of discontinued operations, net of tax	—	(322)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income	500,127	622,820	(19.7)
Net income attributable to noncontrolling interests	(41,379)	(34,619)	19.5

Net income attributable to Gannett Co., Inc.	$458,748	$588,201	(22.0)

Income from continuing operations attributable to Gannett Co., Inc.	$458,748	$567,328	(19.1)
Loss from the operation of discontinued operations, net of tax	—	(322)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income attributable to Gannett Co., Inc.	$458,748	$588,201	(22.0)

Earnings from continuing operations per share—basic	$1.92	$2.38	(19.3)
Earnings from discontinued operations
Discontinued operations per share—basic	—	—	***
Gain on disposal of publishing businesses per share—basic	—	0.09	***

Net income per share—basic	$1.92	$2.47	(22.3)

Earnings from continuing operations per share—diluted	$1.89	$2.35	(19.6)
Earnings from discontinued operations
Discontinued operations per share—diluted	—	—	***
Gain on disposal of publishing businesses per share—diluted	—	0.08	***

Net income per share—diluted	$1.89	$2.43	(22.2)

Weighted average number of common shares outstanding
Basic	239,228	238,230	0.4
Diluted	242,768	241,605	0.5

Dividends per share	$0.24	$0.16	50.0

BUSINESS SEGMENT INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 3

	September 30,	September 30,	September 30,
	Thirteen weeks ended	Thirteen weeks ended	% Inc
	Dec. 25, 2011	Dec. 26, 2010	(Dec)
Net Operating Revenues:
Publishing	$1,006,420	$1,062,988	(5.3)
Digital	181,500	165,848	9.4
Broadcasting	199,835	232,779	(14.2)

Total	$1,387,755	$1,461,615	(5.1)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$113,398	$172,092	(34.1)
Digital	38,732	36,784	5.3
Broadcasting	89,724	115,757	(22.5)
Corporate	(29,594)	(14,865)	99.1

Total	$212,260	$309,768	(31.5)

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$42,160	$65,657	(35.8)
Digital	7,892	7,389	6.8
Broadcasting	6,884	7,880	(12.6)
Corporate	4,778	5,104	(6.4)

Total	$61,714	$86,030	(28.3)

Operating Cash Flow:
Publishing	$155,558	$237,749	(34.6)
Digital	46,624	44,173	5.5
Broadcasting	96,608	123,637	(21.9)
Corporate	(24,816)	(9,761)	***

Total	$273,974	$395,798	(30.8)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 4

	September 30,	September 30,	September 30,
	Fifty-two weeks ended	Fifty-two weeks ended	% Inc
	Dec. 25, 2011	Dec. 26, 2010	(Dec)

Net Operating Revenues:
Publishing	$3,831,108	$4,050,839	(5.4)
Digital	686,471	618,259	11.0
Broadcasting	722,410	769,580	(6.1)

Total	$5,239,989	$5,438,678	(3.7)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$477,583	$647,741	(26.3)
Digital	125,340	83,355	50.4
Broadcasting	302,140	329,245	(8.2)
Corporate	(74,272)	(60,646)	22.5

Total	$830,791	$999,695	(16.9)

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$148,537	$170,073	(12.7)
Digital	30,693	43,313	(29.1)
Broadcasting	28,926	40,460	(28.5)
Corporate	16,460	17,039	(3.4)

Total	$224,616	$270,885	(17.1)

Operating Cash Flow:
Publishing	$626,120	$817,814	(23.4)
Digital	156,033	126,668	23.2
Broadcasting	331,066	369,705	(10.5)
Corporate	(57,812)	(43,607)	32.6

Total	$1,055,407	$1,270,580	(16.9)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 5 through No. 10 reconcile the non-GAAP financial measures to the most directly comparable GAAP measure.

Table No. 5

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items				Non-GAAP Measure
				Former
			Facility	Chairman
			consolidation	and CEO
	Thirteen		and asset	incremental	Tax benefit of	Thirteen
	weeks ended	Workforce	impairment	retirement	business stock	weeks ended
	Dec. 25, 2011	restructuring	charges	charges	deduction	Dec. 25, 2011

Cost of sales and operating expenses, exclusive of depreciation	$782,040	$(46,468)	$—	$—	$—	$735,572
Selling, general and administrative expenses, exclusive of depreciation	331,741	(3,984)	—	(14,738)	—	313,019
Facility consolidation and asset impairment charges	13,193	—	(13,193)	—	—	—
Operating expenses	1,175,495	(50,452)	(13,193)	(14,738)	—	1,097,112
Operating income	212,260	50,452	13,193	14,738	—	290,643
Equity income (loss) in unconsolidated investees, net	(5,797)	—	13,862	—	—	8,065
Other non-operating items	(14,854)	—	14,529	—	—	(325)
Total non-operating (expense) income	(61,482)	—	28,391	—	—	(33,091)
Income before income taxes	150,778	50,452	41,584	14,738	—	257,552
Provision for income taxes	26,100	19,400	15,300	5,900	10,700	77,400
Net income	124,678	31,052	26,284	8,838	(10,700)	180,152
Net income attributable to Gannett Co., Inc.	116,940	31,052	26,284	8,838	(10,700)	172,414
Net income per share—diluted	$0.49	$0.13	$0.11	$0.04	$(0.04)	$0.72 (a)

(a)	Total per share amount does not sum due to rounding.

	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items		Non-GAAP Measure
			Facility
			consolidation
	Thirteen		and asset	Thirteen
	weeks ended	Workforce	impairment	weeks ended
	Dec. 26, 2010	restructuring	charges	Dec. 26, 2010

Cost of sales and operating expenses, exclusive of depreciation	$755,451	$(2,333)	$—	$753,118
Selling, general and administrative expenses, exclusive of depreciation	310,366	(1,235)	—	309,131
Facility consolidation and asset impairment charges	33,964	—	(33,964)	—
Operating expenses	1,151,847	(3,568)	(33,964)	1,114,315
Operating income	309,768	3,568	33,964	347,300
Equity income in unconsolidated investees, net	4,063	—	2,731	6,794
Total non-operating (expense) income	(41,051)	—	2,731	(38,320)
Income before income taxes	268,717	3,568	36,695	308,980
Provision for income taxes	84,800	1,648	12,252	98,700
Net income	183,917	1,920	24,443	210,280
Net income attributable to Gannett Co., Inc.	174,135	1,920	24,443	200,498
Net income per share—diluted	$0.72	$0.01	$0.10	$0.83

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars (except per share amounts)

Table No. 6

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items					Non-GAAP Measure
				Former
			Facility	Chairman
			consolidation	and CEO	Prior year
	Fifty-two		and asset	incremental	tax reserve	Tax benefit of	Fifty-two
	weeks ended	Workforce	impairment	retirement	adjustments,	business stock	weeks ended
	Dec. 25, 2011	restructuring	charges	charges	net	deduction	Dec. 25, 2011

Cost of sales and operating expenses, exclusive of depreciation	$2,961,097	$(66,145)	$—	$—	$—	$—	$2,894,952
Selling, general and administrative expenses, exclusive of depreciation	1,223,485	(7,751)	—	(14,738)	—	—	1,200,996
Facility consolidation and asset impairment charges	27,243	—	(27,243)	—	—	—	—
Operating expenses	4,409,198	(73,896)	(27,243)	(14,738)	—	—	4,293,321
Operating income	830,791	73,896	27,243	14,738	—	—	946,668
Equity income in unconsolidated investees, net	8,197	—	15,739	—	—	—	23,936
Other non-operating items	(12,921)	—	14,529	—	—	—	1,608
Total non-operating (expense) income	(177,864)	—	30,268	—	—	—	(147,596)
Income before income taxes	652,927	73,896	57,511	14,738	—	—	799,072
Provision for income taxes	152,800	28,300	21,700	5,900	20,100	10,700	239,500
Net income	500,127	45,596	35,811	8,838	(20,100)	(10,700)	559,572
Net income attributable to Gannett Co., Inc.	458,748	45,596	35,811	8,838	(20,100)	(10,700)	518,193
Net income per share—diluted	$1.89	$0.19	$0.15	$0.04	$(0.08)	$(0.04)	$2.13	(a)

(a)	Total per share amount does not sum due to rounding.

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items					Non-GAAP Measure
			Facility
			consolidation
	Fifty-two		and asset	Tax change	Prior year		Fifty-two
	weeks ended	Workforce	impairment	for health care	tax reserve	Discontinued	weeks ended
	Dec. 26, 2010	restructuring	charges	legislation	adjustments, net	operations	Dec. 26, 2010

Cost of sales and operating expenses, exclusive of depreciation	$2,980,465	$(9,480)	$—	$—	$—	$—	$2,970,985
Selling, general and administrative expenses, exclusive of depreciation	1,187,633	(2,176)	—	—	—	—	1,185,457
Facility consolidation and asset impairment charges	57,009	—	(57,009)	—	—	—	—
Operating expenses	4,438,983	(11,656)	(57,009)	—	—	—	4,370,318
Operating income	999,695	11,656	57,009	—	—	—	1,068,360
Equity income in unconsolidated investees, net	19,140	—	2,731	—	—	—	21,871
Total non-operating (expense) income	(153,735)	—	2,731	—	—	—	(151,004)
Income before income taxes	845,960	11,656	59,740	—	—	—	917,356
Provision for income taxes	244,013	4,648	17,052	(2,200)	28,700	—	292,213
Net income	622,820	7,008	42,688	2,200	(28,700)	(20,873)	625,143
Net income attributable to Gannett Co., Inc.	588,201	7,008	42,688	2,200	(28,700)	(20,873)	590,524
Net income per share—diluted	$2.43	$0.03	$0.18	$0.01	$(0.12)	$(0.08)	$2.44	(a)

(a)	Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 7

	September 30,	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Dec. 25, 2011	Workforce restructuring	Facility consolidation and asset impairment charges	Former Chairman and CEO incremental retirement charges	Thirteen weeks ended Dec. 25, 2011
Operating Income
Publishing	$113,398	$49,785	$13,193	$—	$176,376
Digital	38,732	—	—	—	38,732
Broadcasting	89,724	667	—	—	90,391
Corporate	(29,594)	—	—	14,738	(14,856)

Total Operating Income	$212,260	$50,452	$13,193	$14,738	$290,643

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$42,160	$—	$(13,193)	$—	$28,967
Digital	7,892	—	—	—	7,892
Broadcasting	6,884	—	—	—	6,884
Corporate	4,778	—	—	—	4,778

Total depreciation, amortization and facility consolidation and asset impairment charges	$61,714	$—	$(13,193)	$—	$48,521

Operating Cash Flow (a)
Publishing	$155,558	$49,785	$—	$—	$205,343
Digital	46,624	—	—	—	46,624
Broadcasting	96,608	667	—	—	97,275
Corporate	(24,816)	—	—	14,738	(10,078)

Total Operating Cash Flow	$273,974	$50,452	$—	$14,738	$339,164

(a)	Refer to Table No. 9.

	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items		Non-GAAP Measure
	Thirteen weeks ended Dec. 26, 2010	Workforce restructuring	Facility consolidation and asset impairment charges	Thirteen weeks ended Dec. 26, 2010
Operating Income
Publishing	$172,092	$2,437	$33,532	$208,061
Digital	36,784	991	—	37,775
Broadcasting	115,757	140	432	116,329
Corporate	(14,865)	—	—	(14,865)

Total Operating Income	$309,768	$3,568	$33,964	$347,300

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$65,657	$—	$(33,532)	$32,125
Digital	7,389	—	—	7,389
Broadcasting	7,880	—	(432)	7,448
Corporate	5,104	—	—	5,104

Total depreciation, amortization and facility consolidation and asset impairment charges	$86,030	$—	$(33,964)	$52,066

Operating Cash Flow (a)
Publishing	$237,749	$2,437	$—	$240,186
Digital	44,173	991	—	45,164
Broadcasting	123,637	140	—	123,777
Corporate	(9,761)	—	—	(9,761)

Total Operating Cash Flow	$395,798	$3,568	$—	$399,366

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 8

	September 30,	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items			Non-GAAP Measure
	Fifty-two weeks ended Dec. 25, 2011	Workforce restructuring	Facility consolidation and asset impairment charges	Former Chairman and CEO incremental retirement charges	Fifty-two weeks ended Dec. 25, 2011
Operating Income
Publishing	$477,583	$73,229	$27,243	$—	$578,055
Digital	125,340	—	—	—	125,340
Broadcasting	302,140	667	—	—	302,807
Corporate	(74,272)	—	—	14,738	(59,534)

Total Operating Income	$830,791	$73,896	$27,243	$14,738	$946,668

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$148,537	$—	$(27,243)	$—	$121,294
Digital	30,693	—	—	—	30,693
Broadcasting	28,926	—	—	—	28,926
Corporate	16,460	—	—	—	16,460

Total depreciation, amortization and facility consolidation and asset impairment charges	$224,616	$—	$(27,243)	$—	$197,373

Operating Cash Flow (a)
Publishing	$626,120	$73,229	$—	$—	$699,349
Digital	156,033	—	—	—	156,033
Broadcasting	331,066	667	—	—	331,733
Corporate	(57,812)	—	—	14,738	(43,074)

Total Operating Cash Flow	$1,055,407	$73,896	$—	$14,738	$1,144,041

(a)	Refer to Table No. 9.

	September 30,	September 30,	September 30,	September 30,
	GAAP Measure	Special Items		Non-GAAP Measure
	Fifty-two weeks ended Dec. 26, 2010	Workforce restructuring	Facility consolidation and asset impairment charges	Fifty-two weeks ended Dec. 26, 2010
Operating Income
Publishing	$647,741	$9,726	$35,720	$693,187
Digital	83,355	1,411	12,535	97,301
Broadcasting	329,245	519	8,754	338,518
Corporate	(60,646)	—	—	(60,646)

Total Operating Income	$999,695	$11,656	$57,009	$1,068,360

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$170,073	$—	$(35,720)	$134,353
Digital	43,313	—	(12,535)	30,778
Broadcasting	40,460	—	(8,754)	31,706
Corporate	17,039	—	—	17,039

Total depreciation, amortization and facility consolidation and asset impairment charges	$270,885	$—	$(57,009)	$213,876

Operating Cash Flow (a)
Publishing	$817,814	$9,726	$—	$827,540
Digital	126,668	1,411	—	128,079
Broadcasting	369,705	519	—	370,224
Corporate	(43,607)	—	—	(43,607)

Total Operating Cash Flow	$1,270,580	$11,656	$—	$1,282,236

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 9

“Operating cash flow,” a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation and asset impairment charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:

Thirteen weeks ended Dec. 25, 2011

	September 30,	September 30,	September 30,	September 30,	September 30,
	Publishing	Digital	Broadcasting	Corporate	Consolidated Total

Operating cash flow	$155,558	$46,624	$96,608	$(24,816)	$273,974
Less:
Depreciation	(25,325)	(3,962)	(6,703)	(4,778)	(40,768)
Amortization	(3,642)	(3,930)	(181)	—	(7,753)
Facility consolidation and asset impairment charges	(13,193)	—	—	—	(13,193)

Operating income as reported (GAAP basis)	$113,398	$38,732	$89,724	$(29,594)	$212,260

Thirteen weeks ended Dec. 26, 2010

	September 30,	September 30,	September 30,	September 30,	September 30,
	Publishing	Digital	Broadcasting	Corporate	Consolidated Total

Operating cash flow	$237,749	$44,173	$123,637	$(9,761)	$395,798
Less:
Depreciation	(28,634)	(3,438)	(7,234)	(5,104)	(44,410)
Amortization	(3,491)	(3,951)	(214)	—	(7,656)
Facility consolidation and asset impairment charges	(33,532)	—	(432)	—	(33,964)

Operating income as reported (GAAP basis)	$172,092	$36,784	$115,757	$(14,865)	$309,768

Fifty-two weeks ended Dec. 25, 2011

	September 30,	September 30,	September 30,	September 30,	September 30,
	Publishing	Digital	Broadcasting	Corporate	Consolidated Total

Operating cash flow	$626,120	$156,033	$331,066	$(57,812)	$1,055,407
Less:
Depreciation	(106,268)	(14,810)	(28,201)	(16,460)	(165,739)
Amortization	(15,026)	(15,883)	(725)	—	(31,634)
Facility consolidation and asset impairment charges	(27,243)	—	—	—	(27,243)

Operating income as reported (GAAP basis)	$477,583	$125,340	$302,140	$(74,272)	$830,791

Fifty-two weeks ended Dec. 26, 2010

	September 30,	September 30,	September 30,	September 30,	September 30,
	Publishing	Digital	Broadcasting	Corporate	Consolidated Total

Operating cash flow	$817,814	$126,668	$369,705	$(43,607)	$1,270,580
Less:
Depreciation	(120,209)	(14,417)	(30,849)	(17,039)	(182,514)
Amortization	(14,144)	(16,361)	(857)	—	(31,362)
Facility consolidation and asset impairment charges	(35,720)	(12,535)	(8,754)	—	(57,009)

Operating income as reported (GAAP basis)	$647,741	$83,355	$329,245	$(60,646)	$999,695

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 10

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is a non-GAAP liquidity measure that is defined as “Net cash flow from operating activities” as reported on the statement of cash flows reduced by “Purchase of property, plant and equipment” as well as “Payments for investments” and increased by “Proceeds from investments.” The company uses free cash flow because it believes this measure presents a useful business metric to evaluate the liquidity generated by its businesses.

	September 30,	September 30,
	Thirteen weeks ended Dec. 25, 2011	Fifty-two weeks ended Dec. 25, 2011

Net cash flow from operating activities	$210,976	$814,136
Purchase of property, plant and equipment	(26,072)	(72,451)
Payments for investments	(3,359)	(19,406)
Proceeds from investments	21,765	52,982

Free cash flow	$203,310	$775,261